Exhibit 99.2 Provista Diagnostics, Inc. Financial Statements As of March 31, 2021 and for the three months ended March 31, 2021 and 2020

CONTENTS
FINANCIAL STATEMENTS
Balance Sheet	1
Statements of Operations	2
Statements of Changes in Stockholder’s Equity	3
Statements of Cash Flows	4
Notes to Financial Statements	5 – 10

PROVISTA DIAGNOSTICS, INC.

BALANCE SHEET

MARCH 31, 2021

2021
ASSETS
CURRENT ASSETS
Cash	$73,550
Accounts receivable (Note 4)	65,752
Total current assets	139,302
PROPERTY AND EQUIPMENT, NET (NOTE 3)	183,333
SECURITY DEPOSITS	3,225
$325,860
LIABILITIES AND STOCKHOLDER’S EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities (Note 4)	$82,369
Due to related party (Note 4)	1,104
Total current liabilities	83,473
COMMITMENT AND CONTINGENCY (NOTE 5)
STOCKHOLDER’S EQUITY
Common stock, $.001 par value, 1,000 shares authorized, 1,000 issued and outstanding	1
Additional paid-in capital	299,999
Retained earnings	(57,613)
Total stockholder’s equity	242,387
$325,860

See accompanying notes.

1

PROVISTA DIAGNOSTICS, INC.

STATEMENTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2021 AND 2020

	2021	2020
REVENUES (NOTE 4)	$132,972	$-
OPERATING EXPENSES (NOTE 4)	136,505	112,097
LOSS FROM OPERATIONS	(3,533)	(112,097)
OTHER EXPENSES	(1,539)	(4,442)
NET LOSS	$(5,072)	$(116,539)

See accompanying notes.

2

PROVISTA DIAGNOSTICS, INC.

STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY

THREE MONTHS ENDED MARCH 31, 2021 AND 2020

	Common stock *
	Shares issued and outstanding	Amount	Additional paid-in capital	Accumulated deficit	Total
Balances - December 31, 2019	1,000	$1	$249,999	$(7,167)	$242,833
Net loss	-	-	-	(116,539)	(116,539)
Balances - March 31, 2020	1,000	1	249,999	(123,706)	126,294
Balances - December 31, 2020	1,000	$1	$299,999	$(52,541)	$247,459
Net loss	-	-	-	(5,072)	(5,072)
Balances - March 31, 2021	1,000	$1	$299,999	$(57,613)	$242,387

* 1,000 shares authorized; $0.001 par value

See accompanying notes.

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PROVISTA DIAGNOSTICS, INC.

STATEMENTS OF CASH FLOWS

THREE MONTHS ENDED MARCH 31, 2021 AND 2020

	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,072)	$(116,539)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	12,500	12,500
Changes in operating assets and liabilities:
Accounts receivable	78,718	-
Prepaid expenses	6,743	1,562
Accounts payable and accrued liabilities	10,594	8,024
Due (from) to related party	(47,455)	139,264
Total adjustments	61,100	161,350
Net cash provided by operating activities	56,028	44,811
NET CHANGE IN CASH	56,028	44,811
CASH - BEGINNING	17,522	11,596
CASH - ENDING	$73,550	$56,407
Supplemental Disclosure of Cash Flow Information:
Interest paid	$-	$-
Income taxes paid	$-	$-

See accompanying notes.

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PROVISTA DIAGNOSTICS, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Business Activity

Provista Diagnostics, Inc. ( “Provista” or the “Company”) was incorporated in the state of Nevada on November 12, 2009 and subsequently converted to a Delaware corporation on February 8, 2012. The Company operates a laboratory for purposes of test validation and commercialization activities related to the distribution and sampling of COVID-19 testing. The Company’s principal office location and laboratory is located in Alpharetta, Georgia.

Cash

From time to time, the Company maintains cash balances with financial institutions in excess of federally insured limits.

Accounts Receivable

Accounts receivable are uncollateralized customer obligations due under normal trade terms. The carrying amount of accounts receivable may be reduced by an allowance that reflects management’s best estimate of the amounts that will not be collected. Management individually reviews all accounts receivable balances and based on assessment of current credit worthiness, estimates the portion, if any, of the balance that will not be collected. All accounts or portions thereof determined to be uncollectible are written off to the allowance for doubtful accounts. As management believes that the accounts are fully collectible and are therefore stated at net realizable value, management has not recorded an allowance for doubtful accounts.

Revenue Recognition

The Company’s revenue is principally derived from services provided under a laboratory consulting agreement with its customer, and is recognized in accordance with, Accounting Standards Update (“ASU”) No. 2014-09, “Revenues from Contracts with Customers” (“ASC Topic 606”). The laboratory consulting agreement has a fee for service arrangement.

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NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Under the laboratory consulting agreement, the Company is responsible for test validation and commercialization activities related to the distribution and sample processing of COVID-19 tests. The single performance obligation in this contract is a stand-ready obligation as the Company must provide a service of standing ready to provide services, as and when the customer decides. Revenues are recognized over time as the customer simultaneously receives and consumes the benefits provided as the Company performs the services. The Company uses an output method (time-elapsed) to measure its progress and performance toward satisfaction of the performance obligation as time elapsed represents the work performed over the time period, which corresponds with, and thereby best depicts, the transfer of control to the client. Revenues are recognized using a straight-line measure of progress as the control of the services is provided to the customer ratably over the term of the contract. The Company typically invoices its customers on a monthly basis with payment terms that provide customers pay within 30 days of invoice. Amounts that have been invoiced are recorded in accounts receivable and in unearned revenue or revenue, depending on whether transfer of control to customers has occurred. During the three-month period ended March 31, 2021, revenues related to this revenue stream amounted to $100,000.

The Company also derives revenues from markups on expense reimbursements. These amounts are recognized at a point in time when reimbursable expenses are paid by the Company. During the year ended December 31, 2020, revenues related to this revenue stream amounted to approximately $33,000.

Major Customers

One customer, of which during April 2021 became a related party (Note 4), accounted for all revenue earned during the three months ended March 31, 2021, as well as all accounts receivable outstanding as of March 31, 2021.

Property and Equipment

Property and equipment is recorded at cost. Expenditures for major betterments and additions are charged to the asset accounts, while replacements, maintenance and repairs which do not improve or extend the lives of the respective assets are charged to expense as incurred.

Depreciation

Depreciation of property and equipment is computed using straight-line methods over the estimated useful lives of the assets, which is five years.

Income Taxes

The Company accounts for income taxes under the liability method whereby deferred tax assets and liabilities are provided for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

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NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Deferred tax assets, net of a valuation allowance, are recorded when management believes it is more likely than not that the tax benefits will be realized. Realization of the deferred tax assets is dependent upon generating sufficient taxable income in the future. The amount of deferred tax asset considered realizable could change in the near term if estimates of future taxable income are modified.

The Company assesses its tax positions in accordance with “Accounting for Uncertainties in Income Taxes” as prescribed by the Accounting Standards Codification, which provides guidance for financial statement recognition and measurement of uncertain tax positions taken or expected to be taken in a tax return for open tax years (generally a period of three years from the later of each return’s due date or the date filed) that remain subject to examination by the Company’s major tax jurisdictions.

The Company assesses its tax positions and determines whether it has any material unrecognized liabilities for uncertain tax positions. The Company records these liabilities to the extent it deems them more likely than not to be incurred. Interest and penalties related to uncertain tax positions, if any, would be classified as a component of income tax expense.

The Company believes that it does not have any significant uncertain tax positions requiring recognition or measurement in the accompanying financial statements.

Advertising Costs

Advertising costs are charged to operations as incurred and are included in operating expenses. The amounts charged for the three months ended March 31, 2021 and 2020 were approximately $4,000 and $2,000, respectively.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the balance sheet date and the reported amounts of revenues and expenses for the periods presented. Actual results could differ from those estimates.

NOTE 2. ECONOMIC DEPENDENCY

All of the Company’s revenues are derived from agreements with one customer. The Company has incurred continuous losses and has equity of $242,387 as of March 31, 2021. In the absence of achieving profitable operations, the Company is dependent on continued financing from its parent company.

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NOTE 2. ECONOMIC DEPENDENCY (Continued)

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3. PROPERTY AND EQUIPMENT

Property and equipment at March 31, 2021 consisted of the following:

Laboratory equipment	$237,366
Furniture and fixtures	12,634
250,000
Less: accumulated depreciation	66,667
$183,333

Depreciation expense amounted to $12,500 and $12,500 for the three months ended March 31, 2021 and 2020, respectively.

NOTE 4. RELATED PARTY TRANSACTIONS

Due to Related Party

Ascenda Biosciences LLC (“Ascenda”), a company related by virtue of common ownership, provides the Company certain management and administrative services. During the three months ended March 31, 2021 and 2020, Ascenda charged the Company approximately $14,000 and $30,000, respectively, related to these services. As of March 31, 2021, approximately $1,000 was due to Ascenda.

Laboratory Consulting Agreement

On April 2, 2020, the Company entered into a laboratory consulting agreement with Emerald Organic Products, Inc. (“Emerald”), Todos Medical, Ltd (“Todos”) and Corona Diagnostics, LLC (“CD”) collectively referred to as the “Lab Customers”. Under the terms of the agreement, the Lab Customers pay the Company a fee of $50,000 per month for use of the Company’s laboratory, as well as expense reimbursement for various operational costs including payroll and benefits, property and equipment purchases, IT support, marketing and advertising, travel, and laboratory supplies and services, among other expenses. As of March 31, 2021, amounts due from the Lab Customers related to this agreement amounted to $65,752. For the three months ended March 31, 2021, revenues related to this agreement amounted to approximately $133,000.

On April 19, 2021, Todos entered into an agreement to purchase all the outstanding shares of the Company from Strategic Investment Holdings, LLC, the sole owner of all the outstanding securities of the Company, for $7,500,000.

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NOTE 5. COMMITMENT AND CONTINGENCY

Lease Commitment

The Company leases laboratory facilities under a non-cancelable operating lease expiring in 2023. A portion of the rent is reimbursed by Ascenda. The lease is guaranteed by an unrelated individual.

The approximate future minimum rentals under these leases for the periods subsequent to March 31, 2021 are as follows:

2022	$123,000
2023	126,000
$249,000

Rent expense, net of reimbursements from Ascenda, amounted to $30,125 and $19,452 for the three month periods ended March 31, 2021 and 2020, respectively.

Global Pandemic

In March 2020 the World Health Organization declared the novel strain of coronavirus (COVID-19) a global pandemic and recommended containment and mitigation measures worldwide. Although, as of the date of issuance of these financial statements, this pandemic has not had a material adverse affect upon the Company, future potential impact, if any, can not be determined at this time.

NOTE 6. INCOME TAX PROVISION (BENEFIT)

The effective tax rates for the three month periods ended March 31, 2021 and 2020, differed from the maximum federal statutory tax rate principally due to state income tax benefits and changes in the deferred tax asset valuation allowance.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based upon historical taxable losses and projections for future taxable income, management believes as of March 31, 2021 it is more likely than not that the Company will not realize the benefits of these deductible differences, and as a result, a valuation allowance has been recorded.

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NOTE 6. INCOME TAX PROVISION (BENEFIT) (Continued)

Deferred income tax assets and liabilities at March 31, 2021 consisted of the following:

Deferred tax assets (liabilities):
Net operating loss carryforwards	$3,626,000
Accrued expenses	20,000
R&D tax credit	1,825,000
Charitable contributions	8,000
Depreciable assets	(19,000)
5,460,000
Less: valuation allowance	(5,460,000)
Deferred tax asset, net	$-

As of March 31, 2021, the Company had approximately $55,259,000 in Federal net operating loss carryforwards, with $8,723,000 available for use to offset taxable income in future years due to IRC Section 382 limitations

NOTE 7. SUBSEQUENT EVENTS

The Company has evaluated subsequent events through June 30, 2021, which is the date the accompanying financial statements were available to be issued.

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